                                 EXHIBIT 10.102

================================================================================

                                  EZCORP, INC.

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 13, 2006

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    AS AGENT

                                       AND

                                  ISSUING BANK

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I        Definitions.............................................     1

   Section 1.1   Definitions.............................................     1
   Section 1.2   Other Definitional Provisions...........................    19

ARTICLE II       Revolving Credit Loan and Swing Loan....................    20

   Section 2.1   Revolving Credit Commitments............................    20
   Section 2.2   Revolving Credit Notes..................................    20
   Section 2.3   Repayment of Revolving Credit Loan......................    20
   Section 2.4   Interest................................................    20
   Section 2.5   Revolving Credit Loan Borrowing Procedure...............    21
   Section 2.6   Conversions and Continuations...........................    21
   Section 2.7   Swing Loans.............................................    22
   Section 2.8   Use of Proceeds.........................................    23
   Section 2.9   Fees....................................................    23
   Section 2.10  Determination of Eurodollar Margin and Commitment Fee
                 Rate....................................................    23
   Section 2.11  Reduction or Termination of Commitments.................    24

ARTICLE III      Letters of Credit.......................................    25

   Section 3.1   Letters of Credit.......................................    25
   Section 3.2   Procedure for Issuing Letters of Credit.................    26
   Section 3.3   Presentment and Reimbursement...........................    26
   Section 3.4   Payment.................................................    27
   Section 3.5   Letter of Credit Fee....................................    27
   Section 3.6   Obligations Absolute....................................    27
   Section 3.7   Limitation of Liability.................................    28

ARTICLE IV       Payments................................................    29

   Section 4.1   Method of Payment.......................................    29
   Section 4.2   Voluntary Prepayment....................................    29
   Section 4.3   Mandatory Prepayments...................................    29
   Section 4.4   Pro Rata Treatment......................................    30
   Section 4.5   Non-Receipt of Funds by the Agent.......................    31
   Section 4.6   Taxes...................................................    32
   Section 4.7   Mitigation Obligations; Replacement of Lenders..........    34
   Section 4.8   Computation of Interest.................................    34
   Section 4.9   Proceeds of Collateral and Collections under the
                 Guaranty................................................    35

ARTICLE V        Yield Protection........................................    36

   Section 5.1   Increased Costs.........................................    36
   Section 5.2   Limitation on Types of Advances.........................    37
   Section 5.3   Illegality..............................................    38
   Section 5.4   Treatment of Affected Advances..........................    38

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            Page
                                                                            ----
   Section 5.5   Compensation............................................    39
   Section 5.6   Additional Costs in Respect of Letters of Credit........    39

ARTICLE VI       Conditions Precedent....................................    39

   Section 6.1   Initial Extension of Credit.............................    39
   Section 6.2   All Extensions of Credit................................    41

ARTICLE VII      Representations and Warranties..........................    41

   Section 7.1   Existence...............................................    41
   Section 7.2   Financial Statements....................................    41
   Section 7.3   Action; No Breach.......................................    42
   Section 7.4   Operation of Business...................................    42
   Section 7.5   Litigation and Judgments................................    42
   Section 7.6   Rights in Properties; Liens.............................    42
   Section 7.7   Enforceability..........................................    43
   Section 7.8   Approvals...............................................    43
   Section 7.9   Debt....................................................    43
   Section 7.10  Taxes...................................................    43
   Section 7.11  Use of Proceeds; Margin Securities......................    43
   Section 7.12  ERISA...................................................    43
   Section 7.13  Disclosure..............................................    44
   Section 7.14  Subsidiaries............................................    44
   Section 7.15  Agreements..............................................    44
   Section 7.16  Compliance with Laws....................................    44
   Section 7.17  Investment Company Act..................................    44
   Section 7.18  Public Utility Holding Company Act......................    44
   Section 7.19  Environmental Matters...................................    45

ARTICLE VIII     Positive Covenants......................................    46

   Section 8.1   Reporting Requirements..................................    46
   Section 8.2   Maintenance of Existence; Conduct of Business...........    48
   Section 8.3   Maintenance of Properties...............................    48
   Section 8.4   Taxes and Claims........................................    48
   Section 8.5   Insurance...............................................    48
   Section 8.6   Inspection Rights; Audits...............................    48
   Section 8.7   Keeping Books and Records...............................    48
   Section 8.8   Compliance with Laws....................................    49
   Section 8.9   Compliance with Agreements..............................    49
   Section 8.10  Further Assurances......................................    49
   Section 8.11  ERISA...................................................    50
   Section 8.12  Landlord's Waivers or Subordinations....................    50

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            Page
                                                                            ----
ARTICLE IX       Negative Covenants......................................    50

   Section 9.1   Debt....................................................    50
   Section 9.2   Limitation on Liens.....................................    51
   Section 9.3   Mergers, Etc............................................    52
   Section 9.4   Restricted Payments.....................................    52
   Section 9.5   Investments.............................................    53
   Section 9.6   Limitation on Issuance of Capital Stock.................    53
   Section 9.7   Transactions With Affiliates............................    53
   Section 9.8   Disposition of Assets...................................    54
   Section 9.9   Nature of Business......................................    54
   Section 9.10  Environmental Protection................................    54
   Section 9.11  Accounting..............................................    55
   Section 9.12  Prepayment of Debt......................................    55
   Section 9.13  Pay-Day Advance Loans...................................    55

ARTICLE X        Financial Covenants.....................................    55

   Section 10.1  Consolidated Net Worth..................................    55
   Section 10.2  Senior Leverage Ratio...................................    55
   Section 10.3  Total Leverage Ratio....................................    55
   Section 10.4  Fixed Charge Coverage Ratio.............................    55

ARTICLE XI       Default.................................................    56

   Section 11.1  Events of Default.......................................    56
   Section 11.2  Remedies................................................    58
   Section 11.3  Performance by the Agent................................    59

ARTICLE XII      The Agent...............................................    59

   Section 12.1  Appointment and Authority...............................    59
   Section 12.2  Rights as a Lender......................................    59
   Section 12.3  Exculpatory Provisions..................................    60
   Section 12.4  Reliance by Agent.......................................    60
   Section 12.5  Delegation of Duties....................................    61
   Section 12.6  Resignation of Agent....................................    61
   Section 12.7  Non-Reliance on Agent and Other Lenders.................    61
   Section 12.8  Sharing of Payments, Etc................................    62
   Section 12.9  Indemnification.........................................    62
   Section 12.10 Several Commitments.....................................    63
   Section 12.11 Agent May File Proofs of Claim..........................    63
   Section 12.12 Collateral and Guaranty Matters.........................    64

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            Page
                                                                            ----
ARTICLE XIII     Miscellaneous...........................................    64

   Section 13.1  Expenses; Indemnity; Damage Waiver......................    64
   Section 13.2  Limitation of Liability.................................    66
   Section 13.3  No Duty.................................................    66
   Section 13.4  No Fiduciary Relationship...............................    66
   Section 13.5  Equitable Relief........................................    66
   Section 13.6  No Waiver; Cumulative Remedies..........................    67
   Section 13.7  Successors and Assigns..................................    67
   Section 13.8  Survival................................................    70
   Section 13.9  Amendments, Etc.........................................    70
   Section 13.10 Maximum Interest Rate...................................    71
   Section 13.11 Notices.................................................    71
   Section 13.12 Governing Law; Venue; Service of Process................    73
   Section 13.13 Binding Arbitration.....................................    74
   Section 13.14 Counterparts............................................    76
   Section 13.15 Severability............................................    76
   Section 13.16 Headings................................................    76
   Section 13.17 Construction............................................    76
   Section 13.18 Independence of Covenants...............................    76
   Section 13.19 Treatment of Certain Information; Confidentiality.......    76
   Section 13.20 USA Patriot Act Notice..................................    77
   Section 13.21 WAIVER OF JURY TRIAL....................................    77
   Section 13.22 ENTIRE AGREEMENT........................................    78
   Section 13.23 Amendment and Restatement...............................    78

                                INDEX TO EXHIBITS

Exhibit   Description of Exhibit
-------   ----------------------
   A      Form of Revolving Credit Note
   B      Form of Swing Note
   C      Advance Request Form
   D      Letter of Credit Request Form
   E      Form of Assignment and Assumption

                               INDEX TO SCHEDULES

Schedule   Description of Schedule
--------   -----------------------
1.1(a)     Commitments
1.1(c)     Pay-Day Advance Loan Documents
1.1(d)     Real Property
7.14       List of Subsidiaries
9.1        Existing Debt
9.2        Existing Liens

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of October 13, 2006, is among EZCORP, INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and as the Issuing Bank (hereinafter defined).

                                    RECITALS

     A. The Borrower, the Agent, the Issuing Bank and certain banks or other lending institutions party thereto have entered into that certain Third Amended and Restated Credit Agreement dated as of April 8, 2004, as amended through the date hereof (as amended, the "Existing Credit Agreement").

     B. The Borrower has requested and the Agent, the Issuing Bank and the Lenders have agreed to restructure the existing revolving credit facility, standby letter of credit subfacility and swing-line subfacility, and to amend and modify the Existing Credit Agreement upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

               "AAA" is defined in Section 13.13(b).

               "Accumulated Other Comprehensive Income" means, at any particular time, the amount shown in the equity section of the Borrower's consolidated balance sheet.

               "Act" is defined in Section 13.20.

               "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Advance for such Interest Period.

               "Adjustment Date" is defined in Section 2.10.

               "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

               "Advance" means an advance of funds by the Lenders or any of them to the Borrower pursuant to Article II (inclusive of the Revolving Credit Loan and the Swing Loan) and the Continuation or Conversion thereof pursuant to Section 2.6 and Article V hereof.

               "Advance Request Form" means a certificate, in substantially the form of Exhibit C hereto, properly completed and signed by the Borrower requesting an Advance.

               "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person; or (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Lender be deemed an Affiliate of the Borrower or any of its Subsidiaries.

               "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

               "Agreement" has the meaning set forth in the introductory paragraph of this Agreement, as the same may from time to time be amended, restated, supplemented or modified.

               "Applicable Lending Office" means for each Lender and each Type of Advance, the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent as the office by which its Advances of such Type are to be made and maintained.

               "Applicable Percentage" means with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

               "Applicable Rate" means: (a) during the period that an Advance is a Base Rate Advance, the Base Rate, plus the Base Rate Margin, and (b) during the period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate, plus the Eurodollar Margin.

               "Approved Fund" means any Fund that is administered or managed by
          (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

               "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.7) and accepted by the Agent pursuant to
          Section 13.7, in substantially the form of Exhibit E hereto or any other form approved by the Agent.

               "Average Inventory" means Inventory calculated by dividing the total of all ending Inventory for each month for the most recent 13 months by 13.

               "Base Rate" means as of any date of determination, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Rate in effect on such day plus 0.5%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, without notice to the Borrower.

               "Base Rate Advances" means Advances that bear interest at rates based upon the Base Rate.

               "Base Rate Margin" means 0.00% per annum.

               "Borrower" is defined in the introductory paragraph of this Agreement.

               "Borrower Security Agreement" means that certain Third Amended and Restated Borrower Security Agreement dated as of the date hereof, executed by the Borrower in favor of the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent and Lenders, as the same may be amended, restated, supplemented, or modified from time to time.

               "Brady Law" means the Brady Handgun Violence Prevention Act
          Section 102(s)(1), 18 U.S.C.A. Section 922(s)(1) (West Supp. 2003).

               "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Austin, Texas and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as additions to property, plant and equipment on the consolidated statement of cash flows of the Borrower in accordance with GAAP, including all such expenditures so classified as "recurring capital expenditures" and all such expenditures associated with Capital Lease Obligations, but excluding all such expenditures used to acquire fixed assets from a Target in connection with a Permitted Acquisition.

               "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "Cash Equivalent Investment" means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "AAA" or the equivalent thereof from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or "Aaa" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

               "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation (including Regulation D) or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

               "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings and decisions issued thereunder.

               "Collateral" means the property in which Liens have been granted to the Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement, the Subsidiary Security Agreement, the Real Property Security Documents, or any other agreement, document, or instrument executed by the Borrower or a Guarantor in accordance with
          Section 8.10, whether such Liens are now existing or hereafter arise.

               "Commitment" means, as to each Lender, the obligation of such Lender to purchase participations (or with respect to the Swing Lender or the Issuing Bank, hold other interests in) the Swing Loan and in Letters of Credit as described in Articles II and III hereunder, and the Revolving Credit Commitment.

               "Commitment Fee" is defined in Section 2.9.

               "Commitment Fee Rate" has the meaning set forth in Section 2.10.

               "Communications" is defined in Section 13.11(b)(iii).

               "Compliance Certificate" is defined in Section 8.1(c).

               "Consolidated Net Income" means, at any particular time, the aggregate net income or loss of the Borrower and its consolidated Subsidiaries determined on a consolidated basis as determined in accordance with GAAP.

               "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, and (b) the Accumulated Other Comprehensive Income.

               "Consumer Obligations" is defined in Section 9.8(c).

               "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

               "Contribution and Indemnification Agreement" means that certain Third Amended and Restated Contribution and Indemnification Agreement dated as of the date hereof executed by the Borrower and the Guarantors, in form and substance satisfactory to the Agent and the Lenders, as the same may be amended, restated, supplemented or modified from time to time.

               "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article V of one Type of Advance into another Type of Advance.

               "CSO LC Issuer" means, with respect to any CSO LC, the Borrower or a Guarantor that issued such CSO LC.

               "CSO LC" means, any letter of credit issued by a CSO LC Issuer to an unaffiliated third party lender for the account of a borrower of a consumer loan in connection with the CSO Program.

               "CSO LC Disbursement" means a disbursement by a CSO LC Issuer to an unaffiliated third party lender in connection with a drawing under a CSO LC.

               "CSO LC Liabilities" means, at any time, the sum of that portion of the aggregate amounts available to be drawn of all outstanding CSO LCs equal to the principal amounts of the consumer notes supported by such CSO LCs.

               "CSO Program" means the credit services organization program implemented by the Borrower or any Guarantor in compliance with applicable provisions of law, including without limitation in those instances where Texas law is applicable, the Texas Finance Code and Sections 302 and 393 thereof.

               "Debt" means as to any Person at any time (without duplication):
          (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

               "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

               "Default Rate" means the lesser of (a) the Maximum Rate or, (b) the sum of the Base Rate in effect from day to day plus 5% per annum.

               "Deposit and Cash Management Services" means the deposit and/or cash management products and services provided by a Lender in connection with any deposit or other accounts of the Borrower or any of its Subsidiaries, including without limitation, the extensions of credit made by a Lender to or for the account of the Borrower or any of its Subsidiaries in the ordinary course of business in connection therewith.

               "Disposition" is defined in Section 9.8.

               "Dollars" and "$" mean lawful money of the United States of America.

               "EBITDA" means, for any period of determination, Consolidated Net Income, plus, to the extent that any of the following were deducted in calculating such Consolidated Net Income, interest expense, tax expenses, and depreciation and amortization. EBITDA will exclude all extraordinary items of income and loss and any gain or loss on the sale of assets. In the event a Permitted Acquisition shall have been consummated prior to the end of the period for which EBITDA is calculated, but during the period covered by the calculation, the Borrower shall include the historical EBITDA (as calculated in accordance with this definition) of the Target in connection with a Permitted Acquisition for the time period covered by the calculation.

               "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected, in accordance with Section 13.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

               "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

               "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

               "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or which is otherwise affiliated with the Borrower (within the meaning of Section 414(m) or Section 414(o) of the Code).

               "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time

               "Eurodollar Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

               "Eurodollar Margin" is defined in Section 2.10.

               "Eurodollar Rate" means, for any Interest Period for all Eurodollar Loans, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Advances, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. Each determination by the Agent pursuant to this definition shall be conclusive absent manifest error.

               "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Loans means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to such Interest Period.

               "Event of Default" is defined in Section 11.1.

               "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Excluded Foreign Subsidiary" means any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States in respect of which either (a) the pledge of all the ownership or equity interest of such Subsidiary as Collateral, (b) the pledge by such Subsidiary of all of its assets as Collateral or (c) the guarantee by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower and acceptable to the Agent, result in adverse tax consequences to the Borrower.

               "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.7), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
          Section 4.6(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.6(a).

               "Existing Credit Agreement" is defined in the recitals of this Agreement.

               "Existing Debt" means the Debt listed on Schedule 9.1.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Wells Fargo Bank, National Association on such day on such transactions as determined by the Agent.

               "Fiscal Quarter" means any three-month period ending December 31, March 31, June 30, or September 30.

               "Fiscal Year" means each 12-month period ending September 30 of each year.

               "Fixed Charge Coverage Ratio" means, for each Fiscal Quarter, the quotient determined by dividing (a) the sum of EBITDA, plus Rental Expense, minus Capital Expenditures, minus dividends paid in cash by the Borrower, minus taxes paid in cash by the Borrower and its consolidated Subsidiaries, in each case for the period of such Fiscal Quarter, plus the three prior Fiscal Quarters, by (b) the sum of the aggregate interest expense, the current portion of long-term Debt (excluding the current portion of the outstanding balance under the Revolving Credit Commitments) and Rental Expense of the Borrower and its consolidated Subsidiaries, in each case for the period of such Fiscal Quarter plus the three prior Fiscal Quarters.

               "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

               "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

               "Funded Debt" means, at any particular time, the sum of the following, calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP: (a) all obligations for borrowed money, including but not limited to senior bank debt, senior notes and subordinated debt, (b) all obligations relating to the deferred purchase price of property and services, (c) all Capital Lease Obligations, (d) all obligations as a reimbursement obligor with respect to an issued letter of credit or similar instrument (whether drawn or undrawn), (e) all CSO LC Liabilities of a CSO LC Issuer, and
          (f) all obligations under a Guarantee of borrowed money, or any other type of direct or contingent obligation other than Guarantees permitted under Section 9.1(g).

               "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

               "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Guarantor" means collectively, (a) each and every domestic Subsidiary of the Borrower in existence as of the date hereof which include but are not limited to those Subsidiaries listed on Schedule
          7.14 and (b) each and every Significant Subsidiary formed or acquired on or after the date hereof (which are listed on Schedule 7.14 as the same may be amended from time to time in accordance with Section 8.10) that executes a supplement to the Guaranty in accordance with Section 8.10.

               "Guaranty" means that certain Third Amended and Restated Guaranty Agreement dated as of the date hereof, executed by the Guarantors in favor of the Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders, as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time.

               "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Indemnitee" is defined in Section 13.1(b).

               "Information" is defined in Section 13.19.

               "Interest Period" means the period commencing, with respect to any Eurodollar Advances, on the date such Eurodollar Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.5 or 2.6 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last

          Business Day of the first, second, third or sixth calendar month thereafter, as the case may be. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; (b) any Interest Period for Eurodollar Advances under the Revolving Credit Loan which would otherwise extend beyond the Termination Date shall end on the Termination Date and the provisions of Section 5.5 shall apply; and
          (c) no Interest Period for any Eurodollar Advances shall have a duration of less than one month, and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder.

               "Inventory" means at any particular time, inventory (as defined in the UCC) of the Borrower or any of the Subsidiaries including, without limitation, all materials and goods held by or for the benefit of the Borrower or any of the Subsidiaries for sale, lease or consumption.

               "Issuing Bank" means, with respect to any Letter of Credit, Wells Fargo Bank, National Association.

               "LC Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Issuing Bank, other interests) in respect of a Letter of Credit.

               "Leased Location" means any location which is leased by the Borrower or any Subsidiary and at which the Borrower or the applicable Subsidiary maintains Collateral.

               "Lender" is defined in the introductory paragraph of this Agreement.

               "Letter of Credit" means, any standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to Article III.

               "Letter of Credit Disbursement" means a disbursement by the Issuing Bank to the beneficiary of a Letter of Credit in connection with a drawing thereunder.

               "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate amounts available to be drawn of all outstanding Letters of Credits and (b) the aggregate amount of all Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower.

               "Letter of Credit Request Form" means, a certificate, in substantially the form of Exhibit D hereto, properly completed and signed by the Borrower requesting issuance of a Letter of Credit.

               "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

               "Litigation Fund Account" means a litigation fund account established and maintained by the Borrower or any Subsidiary to secure the Borrower's and/or its Subsidiaries' obligations to be incurred with County Bank of Rehoboth Beach, Delaware in connection with Pay-Day Advance Loans, such obligations to be established and governed by the Pay-Day Advance Loan Documents.

               "Loan Documents" means this Agreement, the Notes, the Guaranty, the Contribution and Indemnification Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, the Real Property Security Documents and all other promissory notes, security agreements, assignments, deeds of trust, guaranties, and other instruments, documents, and agreements now or hereafter executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

               "Loans" means, collectively, the Revolving Credit Loan and the Swing Loan.

               "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

               "Material Debt" is defined in Section 11.1(h).

               "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

               "Monthly Payment Date" means the third day of each calendar month of each year, the first of which shall be October 3, 2006.

               "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

               "Net Proceeds" from any issuance, sale or disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions,
          (iii) bank and other lender fees, and (iv) reasonable legal fees and other reasonable expenses payable by the issuer in connection with such issuance, sale or other disposition. "Net Proceeds" from any disposition of assets means the amount equal to (a) the aggregate gross proceeds of such disposition, less (b) the following: (i) sales or other similar taxes paid or payable by the seller in connection with such disposition, (ii) reasonable broker fees in connection with such disposition, (iii) reasonable legal fees and other reasonable expenses payable by the seller in connection with such disposition and
          (iv) the amount of any Debt secured by the assets that must be repaid in connection with such disposition so long as it is a Debt permitted under this Agreement.

               "Notes" means, collectively, the Revolving Credit Notes and the Swing Note.

               "Obligated Party" means each Guarantor and any other Person who is or becomes party to any written agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

               "Obligations" means, collectively, the Primary Obligations and the Secondary Obligations.

               "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

               "Participant" has the meaning assigned to such term in Section 13.7(d).

               "Pay-Day Advance Loan Documents" means the documents, instruments and agreements which are acceptable to the Agent and the Lenders and are more specifically described on Schedule 1.1(c) attached hereto, and all amendments, modifications, renewals, extensions, restatements and supplements thereto, copies of which have been provided to the Agent and the Lenders and are satisfactory in form and substance to the Agent and the Lenders; provided that if such amendments, modifications, renewals, extensions, restatements and supplements are non-substantive from the perspective of the economics of the transactions evidenced by such documents, instruments and agreements described on Schedule 1.1(c), prior approval by the Agent and the Lenders is not required.

               "Pay-Day Advance Loans" means loans which are anticipated to be repaid by the proceeds of deferred presentment checks or through an ACH debit from the account of the borrower of the Pay-Day Advance Loan.

               "Pay-Day Only Store" means any location of the Borrower or any of its Subsidiaries where the only business conducted at such location is the origination and/or processing of Pay-Day Advance Loans and/or other unsecured consumer loans (including without limitation, the processing of Pay-Day Advance Loans and/or other unsecured consumer loans originated by a Person other than the Borrower or any Subsidiary) and other services incident to the foregoing.

               "Payment Office" means the operational office of the Agent in Denver, Colorado, presently located at 1740 Broadway, 3rd Floor, MAC #C7300-034, Denver, Colorado 80274.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

               "Permitted Acquisitions" means those acquisitions by the Borrower or any of its Subsidiaries of all or substantially all of either the assets of, or equity interests in, a Person (such Person hereinafter referred to as the "Target") so long as (a) the purchase price (whether in cash or other consideration) of such acquisition shall not exceed an amount equal to 15% of the Borrower's Consolidated Net Worth as of the closing date of such acquisition, (b) such acquisitions shall be of either the assets of a Target used in, or equity interests in a Target engaged in, the same or substantially similar businesses as the Borrower and its Subsidiaries as of the date hereof, (c) such acquisitions must not be hostile acquisitions, (d) no Default or Event of Default has occurred and is continuing or would result therefrom,
          (e) the Borrower has furnished to the Agent a Compliance Certificate setting forth (i) recalculations of compliance with the covenants contained in Article X for the prior four Fiscal Quarters then most recently ended prior to the date of such Permitted Acquisition, on a pro forma basis as if such Permitted Acquisition had occurred on the first day of such period, and such recalculations shall show that such covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such period and (ii) the Borrower in good faith believes that after giving effect to such Permitted Acquisition the covenants contained in Article X will continue to be met for the one year period following the consummation of such Permitted Acquisition, (f) after giving effect to such Permitted Acquisition, the aggregate amount of Revolving Credit Loan Advances available to be advanced pursuant to Section 2.1 shall be at least $10,000,000, and (g) the Agent shall have received from the Borrower notice of such Permitted Acquisition at least 30 days prior to the closing of such Permitted Acquisition.

               "Permitted Debt" means (a) the Obligations, (b) Existing Debt and
          (c) other Debt permitted by Section 9.1.

               "Permitted Liens" means Liens permitted by Section 9.2.

               "Permitted Payments" means those dividends or other payments or distributions on account of its capital stock or made to redeem, purchase, retire, or otherwise acquire any of its capital stock (or the purchase or acquisition by any Subsidiary of any capital stock of the Borrower or another Subsidiary), so long as (a) the aggregate amount of such dividend, payment or distribution shall not exceed an amount equal to 15% of the Borrower's Consolidated Net Worth as of the date of such Permitted Payment, (b) no Default or Event of Default has occurred and is continuing or would result therefrom, (c) the Borrower has furnished to the Agent a Compliance Certificate setting forth (i) recalculations of compliance with the covenants contained in Article X for the prior four Fiscal Quarters then most recently ended prior to the date of such Permitted

          Payment, on a pro forma basis as if such Permitted Payment had occurred on the first day of such period, and such recalculations shall show that such covenants would have been complied with if the Permitted Payment had occurred on the first day of such period and
          (ii) the Borrower in good faith believes that after giving effect to such Permitted Payment the covenants contained in Article X will continue to be met for the one year period following the consummation of such Permitted Payment, and (d) after giving effect to such Permitted Payment, the aggregate amount of Revolving Credit Loan Advances available to be advanced pursuant to Section 2.1 shall be at least $10,000,000.

               "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

               "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate, which plan is subject to the provisions of ERISA.

               "Platform" is defined in Section 13.11(b)(iii).

               "Primary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Issuing Bank, and the Lenders, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement, the Notes and the other Loan Documents (including without limitation, all of the Borrower's contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

               "Prime Rate" means, at any time, the rate of interest per annum then most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by Wells Fargo Bank, National Association to its borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the date the change is announced by Wells Fargo Bank, National Association without notice to the Borrower at the time of such change in the Prime Rate.

               "Principal Office" means the principal office of the Agent in Austin, Texas, presently located at 111 Congress Avenue, Suite 2200, Austin, Texas 78701.

               "Prohibited Transaction" means any transaction set forth in
          Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

               "Quarterly Payment Date" means the third day of each January, April, July and October of each year, the first of which shall be October 3, 2006.

               "Real Property" means the fee owned real property and interests in fee owned real property of the Borrower and the Subsidiaries, including without limitation, that fee owned real property identified on Schedule 1.1(d) attached hereto, and all improvements and fixtures thereon and all appurtenances thereto, whether now existing or hereinafter arising.

               "Real Property Security Documents" means all deeds of trust, mortgages and other instruments, documents and agreements executed and delivered by the Borrower or any Guarantor in favor of the Agent for the benefit of the Lenders, which creates a Lien on such Person's interests in the Real Property, as the same may be amended, supplemented or modified.

               "Register" is defined in Section 13.7(c).

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

               "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

               "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

               "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

               "Rental Expense" means the amounts paid by the Borrower and each Subsidiary to lease facilities for business operations.

               "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

               "Required Lenders" means at any time while no Advances or Letters of Credit Liabilities are outstanding, two or more Lenders having at least 66 2/3% of the aggregate amount of the Commitments and, at any time while Advances or Letter of Credit Liabilities are outstanding, two or more Lenders holding at least 66 2/3% of the outstanding aggregate principal amount of the Revolving Credit Advances, the LC Participations, and the SL Participations.

               "Reserve Requirement" means, for any Eurodollar Advance for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the

          Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Change in Law against
          (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Advances.

               "Revolving Credit Commitment" means, as to each Lender, the obligation of such Lender to make the Revolving Credit Loan as described in Article II hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Lender on
          Schedule 1.1(a) hereto under the heading "Revolving Credit Commitment", as the same may be reduced pursuant to Section 2.11 or terminated pursuant to Section 2.11 or 11.2. As of the date hereof, the aggregate amount of the Revolving Credit Commitments of all Lenders equals $40,000,000.

               "Revolving Credit Loan" means the revolving credit loan made or to be made hereunder to Borrower pursuant to Section 2.1.

               "Revolving Credit Loan Advance" means an Advance under the Revolving Credit Loan.

               "Revolving Credit Notes" means the promissory notes of the Borrower payable to the order of the Lenders in the aggregate principal amount of the Revolving Credit Loan, in substantially the form of Exhibit A hereto, and all extensions, renewals, and modifications thereof.

               "Rules" is defined in Section 13.13(b).

               "Secondary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Lenders or any of them, arising pursuant to or in connection with the Deposit and Cash Management Services, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including without limitation, the obligations of the Borrower to pay all fees, costs and expenses (including without limitation, reasonable attorneys' fees) provided for in connection with the documentation governing the Deposit and Cash Management Services.

               "Senior Funded Debt" means, at any particular time, the sum of the following, calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP: (a) all obligations for borrowed money, including but not limited to senior bank debt, senior notes and subordinated debt, but excluding any subordinated debt permitted by Section 9.1(e), (b) all obligations relating to the deferred purchase price of property and services, (c) all Capital Lease Obligations, (d) all obligations as a reimbursement obligor with respect to an issued letter of credit or similar instrument (whether drawn or undrawn), (e) all CSO LC Liabilities of a CSO LC Issuer, and
          (f) all obligations under a Guarantee of borrowed money, or any other type of direct or contingent obligations other than Guarantees permitted under Section 9.1(g).

          "Senior Leverage Ratio" means, as of any Fiscal Quarter end, the ratio of (a) Senior Funded Debt to (b) EBITDA, in each case for such Fiscal Quarter and the prior three Fiscal Quarters.

          "Significant Subsidiary" means any direct or indirect Subsidiary of the Borrower formed or acquired after the date hereof which either (a) has assets with an aggregate book value of equal to or greater than $5,000,000,
     (b) is designated by the Agent or the Required Lenders as a Significant Subsidiary, or (c) owns equity interests in a foreign Significant Subsidiary.

          "SL Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Swing Lender, other interests) in respect of the Swing Loan.

          "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

          "Subsidiary Security Agreement" means collectively, those certain Third Amended and Restated Subsidiary Security Agreements dated as of the date hereof executed by the Guarantors in favor of the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent and the Lenders, as the same may be amended, restated, supplemented, or modified from time to time.

          "Swing Commitment" means an amount (subject to reduction or cancellation as herein provided) equal to $3,000,000.

          "Swing Lender" means Wells Fargo Bank, National Association.

          "Swing Loan" means the swing loan made or to be made hereunder to the Borrower pursuant to Section 2.7.

          "Swing Loan Advance" means an Advance under the Swing Loan.

          "Swing Note" means the promissory note of the Borrower payable to the order of the Swing Lender in the principal amount of the Swing Commitment in substantially the form of Exhibit B hereto, and all extensions, renewals, and modifications thereof.

          "Target" is defined in the definition of "Permitted Acquisition".

          "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "Termination Date" means 10:00 a.m. (Austin, Texas time) on October 1, 2009 or such earlier date and time on which the Revolving Credit Commitments and Swing Commitment terminate as provided in this Agreement.

          "Total Leverage Ratio" means, as of any Fiscal Quarter end, the ratio of (a) Funded Debt, minus, for purposes of determining the Eurodollar Margin and Commitment Fee Rate only, CSO LC Liabilities (to the extent included in Funded Debt) to (b) EBITDA, in each case for such Fiscal Quarter and the prior three Fiscal Quarters.

          "Type" means any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).

          "UCC" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

          "Waiver" is defined in Section 8.12.

     Section 1.2 Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. In the event of any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower and the Required Lenders, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

                                   ARTICLE II

                      Revolving Credit Loan and Swing Loan

     Section 2.1 Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Revolving Credit Loan Advances to the Borrower from time to time from the date hereof to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment as then in effect, provided that the aggregate amount of all Revolving Credit Loan Advances at any time outstanding shall not exceed (a) the Revolving Credit Commitments, minus (b) the sum of the outstanding Swing Loan Advances and the Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Revolving Credit Commitments by means of Base Rate Advances and Eurodollar Advances and, until the Termination Date, the Borrower may Convert Revolving Credit Loan Advances of one Type into Revolving Credit Loan Advances of another Type. Revolving Credit Loan Advances of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Advances of such Type.

     Section 2.2 Revolving Credit Notes. The obligation of the Borrower to repay each Lender for Revolving Credit Loan Advances made by such Lender and interest thereon shall be evidenced by a Revolving Credit Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Revolving Credit Commitment dated the date hereof.

     Section 2.3 Repayment of Revolving Credit Loan. The Borrower shall repay the outstanding principal amount of the Revolving Credit Loan and the Swing Loan on the Termination Date.

     Section 2.4 Interest. The unpaid principal amount of the Revolving Credit Loan shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Loan Advances shall be due and payable as follows:

          (a) in the case of all Base Rate Advances, on each Monthly Payment
     Date;

          (b) in the case of all Eurodollar Advances, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period with a duration greater than three months, at three-month intervals after the first day of such Interest Period;

          (c) upon the payment or prepayment of any Eurodollar Advance or the Conversion of any Eurodollar Advance to an Advance of another Type (but only on the principal amount so paid, prepaid, or Converted); and

          (d) with respect to Revolving Credit Loan Advances and Swing Loan Advances, on the Termination Date.

     Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amounts of all Advances and (to the fullest extent permitted by law) any other amounts payable by the Borrower under any Loan Document shall bear interest at the Default Rate at the Required Lenders' option beginning upon the occurrence of such Event of Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.

     Section 2.5 Revolving Credit Loan Borrowing Procedure. The Borrower shall give the Agent notice by means of an Advance Request Form of each requested Revolving Credit Loan Advance at least one Business Day before the requested date of each Base Rate Advance, and at least three Business Days before the requested date of each Eurodollar Advance, specifying: (a) the requested date of such Revolving Credit Loan Advance (which shall be a Business Day), (b) the amount of such Revolving Credit Loan Advance, (c) the Type of Revolving Credit Loan Advance, and (d) in the case of a Eurodollar Advance, the duration of the Interest Period for such Revolving Credit Loan Advance. Each Eurodollar Advance under the Revolving Credit Loan shall be in a minimum principal amount of $1,000,000 or an integral multiple of $500,000. Each Base Rate Advance under the Revolving Credit Loan shall be in a minimum principal amount of $500,000 or in greater increments of $100,000. The Agent shall notify each Lender of the contents of each such notice promptly. Not later than 1:00 p.m. (Austin, Texas time) on the date specified for each Revolving Credit Loan Advance hereunder, each Lender will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Revolving Credit Loan Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Revolving Credit Loan Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 11:00 a.m. (Austin, Texas time) on the day which is not less than the number of Business Days specified above for such notice.

     Section 2.6 Conversions and Continuations. The Borrower shall have the right from time to time to Convert all or part of a Revolving Credit Loan Advance of one Type into an Advance of another Type or to Continue Eurodollar Advances as Eurodollar Advances by giving the Agent written notice at least one Business Day before Conversion into a Base Rate Advance, and at least three Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (a) the Conversion or Continuation date, (b) the amount of the Advance to be Converted or Continued, (c) in the case of Conversions, the Type of Advance to be Converted into, and (d) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (i) Eurodollar Advances may only be Converted on the last day of the Interest Period, (ii) except for Conversions into Base Rate Advances, no Conversions shall be made while a Default has occurred and is continuing, and (iii) no more than five Interest Periods shall be in effect at the same time. The Agent shall notify each Lender of the contents of each such notice promptly and in any event not later than one Business Day after receipt thereof. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 11:00 a.m. (Austin, Texas time) on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall be Converted automatically into a Base Rate Advance on the last day of the then current Interest Period for such Eurodollar Advance.

     Section 2.7 Swing Loans.

          (a) Making Swing Loans; Interest Rate. For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, the Swing Lender, solely for its own account, agrees, on the terms and conditions hereinafter set forth, to make Swing Loans to the Borrower (which the Borrower may repay and reborrow from time to time in accordance with the terms and provisions hereof) from time to time on any Business Day during the period from the date hereof to but excluding the Termination Date in an aggregate principal amount at any one time outstanding which shall not exceed the Swing Commitment; provided that, the Swing Lender shall not be obligated to make any Swing Loan (i) which when added to the then outstanding Revolving Credit Loan Advances plus the outstanding Letter of Credit Liabilities plus the outstanding Swing Loan Advances would exceed the Revolving Credit Commitments, and (ii) at any time after any Lender has refused to purchase a participation in any Swing Loan as provided in Section 2.7(d). All Swing Loans shall bear interest at the lesser of (A) the Maximum Rate and (B) the Applicable Rate for Base Rate Advances (subject to Section 2.4) and shall be included within the Primary Obligations hereunder. Each Swing Loan shall be subject to all the terms and conditions applicable to the Revolving Credit Loan; provided that, (i) there shall be no minimum Swing Loan Advance amount or repayment for a Swing Loan except as provided in Section 2.7(c), and (ii) each Swing Loan shall be available and may be prepaid on same day telephonic notice to be followed promptly with an Advance Request Form (except for telephonic notices of prepayment) from the Borrower to the Swing Lender, so long as such notice is received by the Swing Lender prior to 11:00 a.m. (Austin, Texas time).

          (b) Swing Note. The Swing Loans made by the Swing Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B hereto, payable to the order of the Swing Lender in a principal amount equal to the Swing Commitment as originally in effect and otherwise duly completed.

          (c) Repayment of Swing Loans. Upon the earlier to occur of (i) the date 10 Business Days after each Swing Loan Advance, and (ii) demand by the Swing Lender, the Borrower shall promptly borrow Revolving Credit Loans from the Lenders, pursuant to Section 2.1 hereof and apply the proceeds of such Revolving Credit Loans to the repayment of such Swing Loan Advance then due.

          (d) Participation of Lenders. In the event the Borrower shall fail to repay when due any Swing Loan, each Lender with a Revolving Credit Commitment shall irrevocably and unconditionally purchase from the Swing Lender an SL Participation in such Swing Loan in lawful money of the United States and in the same day funds, in an amount equal to such Lender's pro rata share (based on the Revolving Credit Commitments) of the principal amount of such Swing Loans then due. If such amount is not in fact made available to the Swing Lender by any Lender with a Revolving Credit Commitment, the Swing Lender shall be entitled to recover such amount on demand from such Lender together with accrued interest thereon, for each day from the date of demand therefor, if made prior to 1:00 p.m. (Austin, Texas time) on any Business Day, or, if made at any other time, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Lender by such Lender at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swing Lender's demand therefor, and until such time as such Lender makes the required payment, the Swing Lender shall be deemed to continue to have outstanding a Swing Loan in the amount of such unpaid participation obligation for all purposes under the Loan Documents other than those provisions requiring the other Lenders with a Revolving Credit Commitment to purchase a participation therein. Thereafter, each payment of all or any part of the Primary Obligations evidenced by the Swing Note shall be paid to the Swing Lender for the ratable benefit of the Swing Lender and the Lenders who are participants in the Swing Loan; provided that, with respect to any participation hereunder, all interest accruing on the Swing Loan (or any portion thereof) to which such participation relates prior to the date of purchase of any participation hereunder shall be payable solely to the Swing Lender for its own account.

     Section 2.8 Use of Proceeds. The proceeds of Advances shall be used by the Borrower (a) to refinance Debt of the Borrower under the Existing Credit Agreement, (b) for working capital in the ordinary course of business and other general corporate purposes and (c) to finance Permitted Acquisitions.

     Section 2.9 Fees. (a) On or prior to each October 13 during the term hereof, beginning as of the date hereof, the Borrower agrees to pay to the Agent for the account of the Agent an annual agent fee in an amount to be agreed to by the Borrower and the Agent pursuant to a side letter agreement, and (b) the Borrower agrees to pay to the Agent for the account of each Lender a Commitment Fee (herein so called) on the average daily unused amount of such Lender's Revolving Credit Commitment for the period from and including the date of this Agreement to and including the Termination Date at the Commitment Fee Rate, based on a 360 day year and the actual number of days elapsed. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date. For the purpose of calculating the Commitment Fee hereunder, the Revolving Credit Commitments shall be deemed utilized by the amount of all Revolving Credit Loan Advances and all Letter of Credit Liabilities and without giving effect to any Swing Loan Advances or SL Participations.

     Section 2.10 Determination of Eurodollar Margin and Commitment Fee Rate. The Eurodollar Margin and Commitment Fee Rate shall be defined and determined as follows:

          "Commitment Fee Rate" means (i) during the period commencing on the date hereof and ending on but not including the first Adjustment Date, 0.25% per annum, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 2.10 under the heading "Commitment Fee Rate" opposite the Total Leverage Ratio calculated for the completed four Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

          "Eurodollar Margin" means (i) during the period commencing on the date hereof and ending on but not including the first Adjustment Date, 1.00% per annum, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 2.10 under the heading "Eurodollar Margin" opposite the Total Leverage

     Ratio calculated for the completed four Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

                                                              EURODOLLAR   COMMITMENT
                    TOTAL LEVERAGE RATIO                        MARGIN      FEE RATE
                    --------------------                      ----------   ----------
Greater than 2.50:1.00                                           2.00%        0.30%
Equal to or less than 2.50:1.00, but greater than 2.00:1.00      1.75%        0.30%
Equal to or less than 2.00:1.00, but greater than 1.50:1.00      1.50%        0.25%
Equal to or less than 1.50:1.00, but greater than 1.00:1.00      1.25%        0.25%
Equal to or less than 1.00:1.00                                  1.00%        0.25%

          Upon delivery of the Compliance Certificate pursuant to Section 8.1(c) in connection with the financial statements required to be delivered pursuant to Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered with respect to the Fiscal Quarter ending on September 30, 2006, the Eurodollar Margin and the Commitment Fee Rate shall automatically be adjusted as set forth in the table above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate (each such Business Day when the Eurodollar Margin or the Commitment Fee Rate is adjusted pursuant to this sentence or below, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Total Leverage Ratio within the period of time required by Section 8.1(c), the Eurodollar Margin and the Commitment Fee Rate shall automatically be adjusted to highest applicable percentage set forth in the grid above, such automatic adjustment to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

     Section 2.11 Reduction or Termination of Commitments.

          (a) Optional. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Commitments (including the Swing Commitment) upon at least three Business Days prior notice (which notice shall be irrevocable) to the Agent and each Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $5,000,000 (or in the case of the Swing Commitment, $1,000,000) or an integral multiple thereof and the Revolving Credit Commitments (other than the Swing Commitment) shall not be reduced below the outstanding Letter of Credit Liabilities, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loan Advances, the Swing Loan Advances and outstanding Letter of Credit Liabilities exceeds the Revolving Credit Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitments may not be reinstated after they have been terminated or reduced. In addition the Swing

     Commitment may never be more than the Revolving Credit Commitments (exclusive of the amount of the Swing Commitment).

          (b) Mandatory. Upon the occurrence of any event requiring a mandatory prepayment under Section 4.3(c), (i) the Revolving Credit Commitments shall automatically reduce by the amount equal to 100% of the Net Proceeds from the sale of assets occurring on such date to the extent such amount exceeds either (A) $2,000,000 per Disposition or (B) $6,000,000 in the aggregate for all Dispositions which have occurred since the date hereof, and (ii) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Advances plus the Letter of Credit Liabilities exceeds the Revolving Credit Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

                                   ARTICLE III

                                Letters of Credit

     Section 3.1 Letters of Credit.

          (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue one or more Letters of Credit for the account of the Borrower or any Guarantor from time to time from the date hereof to but excluding the date 30 days prior to the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (i) $4,000,000, and (ii) an amount equal to (A) the Revolving Credit Commitments, minus (B) the sum of the outstanding Revolving Credit Loan Advances and Swing Loan Advances. Each Letter of Credit shall have an expiration date not beyond five Business Days prior to the Termination Date, shall be payable in Dollars, must support a transaction that is entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, the Issuing Bank's standard application for issuance of letters of credit as then in effect) as the Issuing Bank may require. No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

          (b) By the issuance of each Letter of Credit and without any further action on the part of the Issuing Bank or any of the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender and each Lender hereby agrees to acquire from the Issuing Bank a participation in each Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Lender's pro rata share (based on the Revolving Credit Commitments) of such Letter of Credit and Letter of Credit Liabilities. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank, as and when required by Section 3.4, such Lender's pro rata share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this
     Section 3.1(b) in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the occurrence and continuance of any Default, and that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever. This agreement to grant and acquire participations is an agreement between the Issuing Bank and the Lenders, and neither the Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. The Borrower agrees that each Lender purchasing a participation from the Issuing Bank pursuant to this Section 3.1(b) may exercise all its rights to payment against the Borrower including the right of setoff, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          (c) The Issuing Bank agrees with each Lender that it shall transfer to such Lender, without any offset, abatement, withholding, or reduction whatsoever, such Lender's proportionate share of any payment of a reimbursement obligation of the Borrower with respect to a Letter of Credit Disbursement, including interest payments made to the Issuing Bank on such Letter of Credit Disbursement, based on the proportion that the payment made by such Lender to the Issuing Bank in respect of the principal amount of such Letter of Credit Disbursement bears to the outstanding principal amount of such Letter of Credit Disbursement.

     Section 3.2 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least three Business Days prior notice from the Borrower to the Issuing Bank by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount thereof, (b) the name and address of the beneficiary, (c) whether such Letter of Credit shall permit a single drawing or multiple drawings, (d) the conditions permitting the drawing or drawings thereunder, (e) whether the draft thereunder shall be a sight or time draft and, if the latter, the date when the draft shall be payable, (f) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof), and (g) the expiration date of such Letter of Credit. Upon fulfillment of the applicable conditions precedent in Article VI, the Issuing Bank shall make the applicable Letter of Credit available to the Borrower or, if so requested by the Borrower, to the beneficiary of the Letter of Credit.

     Section 3.3 Presentment and Reimbursement. (a) Promptly upon receipt of any documents purporting to represent a demand for payment under a Letter of Credit, the Issuing Bank shall give notice to the Borrower of the receipt thereof, which notice may be telephonic to be followed by written notice (which notice may be made by electronic mail or other electronic media) to the Borrower's general counsel and chief financial officer. If the Issuing Bank shall have determined that a demand for payment under a Letter of Credit appears on its face to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give notice to the Borrower, which notice may be telephonic, of the receipt and amount of such drawing and the date on which payment thereon will be made. If the Borrower shall not have discharged in full by 10:00 a.m. (Austin, Texas time) on the date of such payment, its obligation to reimburse the Issuing Bank in the amount of such drawing under such Letter of Credit, then the amount of such drawing for which the Issuing Bank shall not have been reimbursed by the Borrower shall be paid by the Borrower to the Issuing Bank or, to the extent the Issuing Bank shall have received payments with respect to such drawing from the Lenders, to the Issuing Bank for the account of the Lenders, within three Business Days after the date of such drawing (but in any event before the Termination Date), together with interest on such amount at the Default Rate from the date of payment by the Issuing Bank to the beneficiary under the Letter of Credit (each such payment made after 10:00 a.m. (Austin, Texas time) on such due date to be deemed to be made on the next succeeding Business Day). The obligations of the Borrower under this Section 3.3 shall be unconditional, absolute, and irrevocable in all respects.

     Section 3.4 Payment. If the Issuing Bank shall pay any draft presented under a Letter of Credit issued by it and if the Borrower shall not have discharged in full its reimbursement obligation by 10:00 a.m. (Austin, Texas time) on the date of such Letter of Credit Disbursement, then the Issuing Bank shall as promptly as practicable give telephonic (which shall be promptly confirmed in writing) or facsimile notice to each Lender of the date of such payment and the amount of such payment and each Lender shall pay to the Issuing Bank, in immediately available funds, not later than 3:00 p.m. (Austin, Texas time) on the date of such payment (or, if Issuing Bank shall notify the Lenders of such payment after 11:00 a.m. (Austin, Texas time) then not later than 12:00 p.m. (Austin, Texas time) on the next succeeding Business Day), an amount equal to such Lender's pro rata share of such drawing; provided that, if any Lender shall for any reason fail to pay the Issuing Bank its pro rata share of the drawing on the date of such payment, the Issuing Bank shall itself fund such Lender's pro rata share while retaining the right to proceed against such Lender for reimbursement therefor. In the event that the Issuing Bank shall fund a Lender's pro rata share of a drawing, the amount so funded shall bear interest at a rate per annum equal to the Federal Funds Rate and shall be payable by such Lender when it reimburses the Issuing Bank for funding its pro rata part (with interest to accrue from and including the date of such funding to and excluding the date of reimbursement). In the event that a Lender, after notice, pays its pro rata share of a drawing hereunder and such payment is not required to fund a Letter of Credit Disbursement, the Issuing Bank shall return such payment to the Lender with interest calculated at a rate per annum equal to the Federal Funds Rate (with interest to accrue from and including the date of such funding to and excluding the date of return). The obligation of each Lender to pay to the Issuing Bank such Lender's pro rata part of any drawing under a Letter of Credit shall be absolute and unconditional under any and all circumstances (including without limitation the passage of the Termination Date), and such obligations shall be several and not joint.

     Section 3.5 Letter of Credit Fee. The Borrower shall pay to the Agent, for the account of the Lenders, a nonrefundable letter of credit fee for each Letter of Credit payable in arrears on each Quarterly Payment Date in an amount equal to the applicable Eurodollar Margin multiplied by the undrawn amount of such Letter of Credit, based on a 360 day year and the actual number of days in the stated term of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank, solely for its own account as issuer of Letters of Credit, nonrefundable fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank's then current fee policy.

     Section 3.6 Obligations Absolute. The obligations of the Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

          (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

          (b) Any amendment or waiver of or any consent to departure from any Loan Document;

          (c) The existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, any Lender, the Agent, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

          (d) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or

          (f) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 3.7 Limitation of Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Lenders, the Agent, nor any of their officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuing Bank, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE IV

                                    Payments

     Section 4.1 Method of Payment. Except as provided in Article III, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Payment Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds by credit to Account Number 4518-151436, without setoff, deduction, or counterclaim, not later than 1:00 p.m. (Austin, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.4 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid by the Agent to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office within one Business Day following receipt thereof. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest, the Commitment Fee and any other fees, as the case may be.

     Section 4.2 Voluntary Prepayment. The Borrower may, upon at least one Business Day prior notice to the Agent in the case of Base Rate Advances (except as otherwise provided for under Section 2.7(a) for Swing Loan Advances), and at least three Business Days prior notice to the Agent in the case of Eurodollar Advances, voluntarily prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) any prepayments of Eurodollar Advances, if prepaid on other than the last day of the Interest Period for such Advances, shall be accompanied by all additional amounts which may be required pursuant to Sections 5.1 and 5.5 and (b) each partial prepayment shall be in the principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. All notices under this Section shall be irrevocable and shall be given not later than 11:00 a.m. (Austin, Texas time) on the day which is not less than the number of Business Days specified above for such notice. Any such voluntary prepayments shall be applied as the Borrower and the Agent may agree, but in the absence of such agreement, first to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Base Rate Advances under the Revolving Credit Loan, then to Eurodollar Advances under the Revolving Credit Loan and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

     Section 4.3 Mandatory Prepayments.

          (a) If at any time the amount equal to the sum of (i) the outstanding principal amount of all Revolving Credit Loan Advances and the Swing Loan Advances, plus (ii) the Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Credit

     Commitments, the Borrower shall promptly prepay Revolving Credit Loan Advances, Swing Loan Advances and the Letter of Credit Disbursements by the amount of the excess or, if no Revolving Credit Loan Advances, Swing Loan Advances or Letter of Credit Disbursements are outstanding, the Borrower shall immediately pledge to the Agent cash or Cash Equivalent Investments (subject to no other Liens) in an amount equal to the excess as security for the Obligations. Any such mandatory prepayments shall be applied first to Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Base Rate Advances under the Revolving Credit Loan, then to Eurodollar Advances under the Revolving Credit Loan, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

          (b) After any reduction in the Commitments pursuant to Section 2.11, the Borrower shall promptly prepay the outstanding Revolving Credit Loan Advances and Swing Loan Advances by the amount which the sum of the outstanding principal amount of the Advances under the Revolving Credit Loan and the Swing Loan plus the Letter of Credit Liabilities exceeds the aggregate amount of the Revolving Credit Commitments, as reduced.

          (c) Upon the Disposition of any assets (other than Dispositions of equity interests or Dispositions of assets permitted under Sections 9.8(a) and (d)), the Borrower shall promptly prepay the Advances by an amount equal to the Net Proceeds of such Disposition; provided however, with respect to any Dispositions permitted under Sections 9.8(b), (c) and (e), the Borrower shall promptly prepay the Advances by an amount equal to the Net Proceeds of such Disposition to the extent such amount exceeds either
     (i) $2,000,000 per Disposition or (ii) $6,000,000 in the aggregate for all Dispositions which have occurred since the date hereof. Any such mandatory prepayments shall be applied first to Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to the Base Rate Advances under the Revolving Credit Loan, then to Eurodollar Advances under the Revolving Credit Loan, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

     Section 4.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Advance shall be made by the Lenders under Section 2.1, each payment of the Commitment Fee under Section 2.9, each payment of the Letter of Credit fee under Section 3.5 (except as provided therein) shall be made for the account of the Lenders, pro rata according to their respective Revolving Credit Commitments; (b) each termination or reduction of the Commitments under Section
2.11 shall be applied to the Revolving Credit Commitments of the Lenders, pro rata according to the respective Revolving Credit Commitments; (c) the making, Conversion, and Continuation of Advances of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Lenders holding Advances of such Type according to the amounts of their respective Revolving Credit Commitments; (d) each payment and prepayment of principal of or interest on Advances by the Borrower or any Obligated Party of a particular Type of Loan shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Advances of such Revolving

Credit Loan held by such Lenders; (e) any and all other monies received by the Agent from any source other than pursuant to any of clauses (a) through (d) hereinabove (including, without limitation, from the Borrower or any Guarantor) to be applied first against the Primary Obligations and shall be for the pro rata benefit and account of the Lenders based upon each Lender's aggregate outstanding Advances of all Types and LC Participations and SL Participations to the aggregate outstanding Advances of all Types and LC Participations and SL Participations of all Lenders and then against the Secondary Obligations and shall be for the pro rata benefit and account of the Lenders based upon their respective unpaid amounts of the Secondary Obligations; and (f) the Lenders shall purchase from the Issuing Bank and the Swing Lender pursuant to Section
3.1 and Section 2.7 respectively, participations in the Letters of Credit and the related Letter of Credit Liabilities and the Swing Loans respectively, pro rata in accordance with their Revolving Credit Commitments.

     Section 4.5 Non-Receipt of Funds by the Agent.

          (a) Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Agent such Lender's share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Advance to the Agent, then the amount so paid shall constitute such Lender's Loan included in such Advance. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

          (b) Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

     Section 4.6 Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify the Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority as required by this Section 4.6, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

               (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

               (ii) duly completed copies of Internal Revenue Service Form
          W-8ECI,

               (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
          (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

               (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

          (f) Treatment of Certain Refunds. If the Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the Issuing Bank in the event the Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This clause shall not be construed to require the Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

     Section 4.7 Mitigation Obligations; Replacement of Lenders.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.6, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.6 or 5.1, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) Replacement of Lenders. If any Lender requests compensation under
     Section 5.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.6, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.7), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that:

               (i) the Borrower shall have paid to the Agent the assignment fee specified in Section 13.7;

               (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Participations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.5) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

               (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.1 or payments required to be made pursuant to Section 4.6, such assignment will result in a reduction in such compensation or payments thereafter; and

               (iv) such assignment does not conflict with applicable law.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     Section 4.8 Computation of Interest. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

     Section 4.9 Proceeds of Collateral and Collections under the Guaranty.

          (a) Proceeds. Except as otherwise permitted by Section 4.3, any proceeds received by the Agent from the sale or other liquidation of the Collateral and from collections under the Guaranty shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to the Agent in its capacity as Agent only. Any amount of such proceeds remaining after the applications described in the preceding sentence shall be distributed:

               (i) first, to the Lenders, pro rata, in accordance with the respective unpaid amounts of the Primary Obligations (including in such Primary Obligations for purposes of this calculation all Letter of Credit Liabilities) until all Primary Obligations are paid in full and provided that each Lender's pro rata portion of such proceeds applicable to Letter of Credit Liabilities shall be held by the Agent (and not disbursed to the Lenders) as collateral for the Letter of Credit Liabilities relating thereto;

               (ii) then to the Lenders, pro rata, in accordance with the respective unpaid amounts of the Secondary Obligations; and

               (iii) after all Primary Obligations are paid in full, and all Letter of Credit Liabilities have terminated or are otherwise satisfied, all remaining portions of the proceeds of the Collateral then held by the Agent or such Lender as collateral for the Letter of Credit Liabilities shall be distributed to the Lenders, pro rata, in accordance with their respective unpaid amounts of the Secondary Obligations.

          (b) Noncash Proceeds. Notwithstanding anything to the contrary contained herein, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to this Section 4.9 are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Lenders shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined hereby. The Lenders shall receive the applicable portions (as determined in accordance with Section 4.9(a)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if any when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Section 4.9 is held by the Agent pursuant to this clause (b), the Agent shall hold such Collateral or other property for the benefit of the Lenders and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

          (c) Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code of the United States of America, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar laws of the applicable jurisdictions or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                                    ARTICLE V

                                Yield Protection

     Section 5.1 Increased Costs.

          (a) Increased Costs Generally. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurodollar Rate) or the Issuing Bank;

               (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Advance made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.6 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

               (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Advances made by such Lender or any Letter of Credit or participation therein;

     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Advance (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

     Section 5.2 Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor:

          (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

          (b) Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in
     Section 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Advances or to Convert Base Rate Advances into Eurodollar Advances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Eurodollar Advances or Convert such Eurodollar Advances into Base Rate Advances in accordance with the terms of this Agreement.

     Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Lender shall promptly notify the Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or maintain Eurodollar Advances and to Convert Base Rate Advances into Eurodollar Advances hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Advances (in which case the provisions of Section 5.4 hereof shall be applicable).

     Section 5.4 Treatment of Affected Advances. If the Eurodollar Advances of any Lender (such Eurodollar Advances being hereinafter called "Affected Advances") are to be Converted pursuant to Section 5.1 or 5.3 hereof, such Lender's Affected Advances shall be automatically Converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) for the Affected Advances (or, in the case of a Conversion required by Section 5.1(b) or 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to such Conversion no longer exist:

          (a) To the extent that such Lender's Affected Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Advances shall be applied instead to its Base Rate Advances; and

          (b) All Affected Advances which would otherwise be made or Continued by such Lender as Eurodollar Advances shall be made as or Converted into Base Rate Advances and all Affected Advances of such Lender which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Base Rate Advances.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Lender's Affected Advances pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Affected Advances are outstanding, such Lender's Base Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Affected Advances to the extent necessary so that, after giving effect thereto, all Eurodollar Advances held by the Lenders holding Eurodollar Advances and by such Lender are held pro rata (as to principal amounts, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

     Section 5.5 Compensation. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of the outstanding Advances pursuant to Section 11.2 and assignments pursuant to
     Section 4.7(b)) on a date other than the last day of an Interest Period for such Eurodollar Advance; or

          (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VI to be satisfied) to borrow, Convert, or prepay a Eurodollar Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

     Section 5.6 Additional Costs in Respect of Letters of Credit. If as a result of any Change in Law there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Issuing Bank's commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by the Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Issuing Bank, the Borrower agrees to pay the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amounts as shall be sufficient to compensate the Issuing Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Issuing Bank, submitted by the Issuing Bank to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

                                   ARTICLE VI

                              Conditions Precedent

     Section 6.1 Initial Extension of Credit. The obligation of each Lender to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

          (a) Resolutions. Resolutions of the Board of Directors of the Borrower and each Guarantor certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

          (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names of each of its officers authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

          (c) Certificate or Articles of Incorporation and Certificate of Limited Partnership. The certificate or articles of incorporation or certificate of limited partnership, as applicable, of the Borrower and each Guarantor certified by the Secretary of State of the State of its organization;

          (d) Bylaws and Limited Partnership Agreement. The bylaws or limited partnership agreement, as applicable, of the Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of such Person;

          (e) Existence and Good Standing. Certificates of the appropriate government officials of the state of organization of the Borrower and each Guarantor as to its existence and good standing and certificates of appropriate government officials of each state in which the Borrower and each Guarantor is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each Guarantor's qualification to do business and good standing in such state, all dated a current date;

          (f) Notes. The Notes executed by the Borrower;

          (g) Guaranty. The Guaranty executed by the Guarantors;

          (h) Contribution and Indemnification Agreement. The Contribution and Indemnification Agreement executed by the Borrower and the Guarantors;

          (i) Borrower Security Agreement. The Borrower Security Agreement executed by the Borrower;

          (j) Subsidiary Security Agreement. The Subsidiary Security Agreement executed by each Guarantor, as applicable;

          (k) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and each Guarantor (which opinion may be prepared in part by Borrower's in-house counsel) satisfactory to the Agent, as to such matters as the Agent may reasonably request;

          (l) Fees of Lenders. Evidence that all fees of the Agent and the Lenders payable pursuant to side letter agreements shall have been paid in full by the Borrower; and

          (m) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower.

     Section 6.2 All Extensions of Credit. The obligation of each Lender to make any Advance and of the Issuing Bank to issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

          (a) Advance Request Form, Telephonic Request, or Letter of Credit Request Form. The Agent in respect of Revolving Credit Loan Advances, the Swing Lender in respect of Swing Loan Advances, and the Issuing Bank in respect of Letters of Credit shall have received, in accordance with
     Section 2.5, 2.7 or 3.2, as the case may be, an Advance Request Form, a telephonic request, or Letter of Credit Request Form, as applicable, executed by an authorized officer of the Borrower;

          (b) No Default. No Default shall have occurred and be continuing, or would result from such Advance or Letter of Credit;

          (c) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent such representations and warranties speak to a specific date;

          (d) No Material Adverse Effect. Neither any Material Adverse Effect or any material adverse change in the financial or capital markets shall have occurred since the date of the most recent financial statements delivered to the Agent and the Lenders pursuant to Section 8.1 hereof; and

          (e) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                   ARTICLE VII

                         Representations and Warranties

     To induce the Agent, the Issuing Bank, and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent, the Issuing Bank, and the Lenders that:

     Section 7.1 Existence. The Borrower and each Subsidiary (a) is a corporation (or other entity as set forth on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each of the Borrower and the Guarantors has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

     Section 7.2 Financial Statements. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended September 30, 2005, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the nine-month period ended June 30, 2006. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. As of the date hereof, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements, and there has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

     Section 7.3 Action; No Breach. The execution, delivery, and performance by the Borrower and each Guarantor of the Loan Documents to which it is or may become a party, and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent, other than such consents which have been obtained and copies of which have been provided to the Agent, under
(i) the articles of incorporation or bylaws or the applicable organizational documents of the Borrower or any Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code) and the consumer loan provisions of the Texas Finance Code, or (iii) any agreement or instrument to which the Borrower or any of the Guarantors is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Guarantor (except for Liens in favor of the Agent for the benefit of the Lenders).

     Section 7.4 Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the forgoing except where such violation individually or in combination with all other such violations could not reasonably be expected to have a Material Adverse Effect.

     Section 7.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no outstanding judgments against the Borrower or any Subsidiary, except for those certain default judgments in an aggregate amount not exceeding $15,000 outstanding on the date hereof.

     Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by
Section 9.2.

     Section 7.7 Enforceability. The Loan Documents to which the Borrower or a Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and by the Borrower or any Guarantor of the other Loan Documents to which the Borrower or such Guarantor, as applicable, is or may become a party or for the validity or enforceability thereof.

     Section 7.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 9.1.

     Section 7.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

     Section 7.11 Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 7.12 ERISA. As of the date hereof, the Borrower, each Subsidiary, each ERISA Affiliate, and each Plan are in compliance in all material respects with all applicable provisions of ERISA and the Code except for events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. With respect to any Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code (a) no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings, (b) the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA, and no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Plan, whether or not waived, (c) the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, determined on a termination basis as of the most recent valuation date of the Plan and in accordance with ERISA, and (d) neither the Borrower nor any ERISA Affiliate (i) has incurred any liability to the PBGC under ERISA, (ii) is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Plan or (iii) is required to provide security to a Plan under Section 401(a)(29) of the Code.

     Section 7.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section 7.14 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto, and Schedule 7.14
(a) sets forth the type of each Subsidiary listed thereon, (b) sets forth the jurisdiction of incorporation or organization of each Subsidiary, and the percentage of the Borrower's (or intervening Subsidiary's) ownership of the outstanding voting stock or other ownership interests of each Subsidiary. All of the outstanding capital stock of each corporate Subsidiary has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as listed on Schedule 7.14.

     Section 7.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party other than defaults which could not reasonably be expected to have a Material Adverse Effect.

     Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code), the consumer loan provisions of the Texas Finance Code and provisions of the Brady Law and other laws, rules and regulations related to the regulation of firearms, other than violations which could not reasonably be expected to have a Material Adverse Effect.

     Section 7.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company"' or a "subsidiary company" of a "holding company" or an

"affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 2005, as amended.

     Section 7.19 Environmental Matters. Except for those matters which will not individually or collectively have a Material Adverse Effect:

          (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

          (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

          (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

          (d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or
     (iii) any Environmental Liabilities arising from a Release or threatened Release;

          (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

          (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

          (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

          (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

                                  ARTICLE VIII

                               Positive Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following positive covenants:

     Section 8.1 Reporting Requirements. The Borrower will furnish to the Agent, the Issuing Bank, and each Lender:

          (a) Annual Audited Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and the Subsidiaries, beginning with the Fiscal Year ending September 30, 2006, a copy of the annual audited financial statements of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by Ernst & Young, or other independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower (for the first three Fiscal Quarters in each Fiscal
     Year), a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, containing, on a consolidated basis (and, at the request of the Agent, on a consolidating basis), balance sheets and statements of income, retained earnings, and a year-to-date cash flow statement in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis (and, at the request of the Agent, on a consolidating basis), at the date and for the periods indicated therein;

          (c) Compliance Certificate. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower for the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, a certificate (the "Compliance Certificate") of the chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the most recent Fiscal Quarter calculations demonstrating compliance with Article X;

          (d) Projections. As soon as available and in any event within 30 days after the end of each Fiscal Year, projections of consolidated financial statements of the Borrower and its Subsidiaries for the upcoming Fiscal Year;

          (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

          (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

          (g) Notice of Default. As soon as possible and in any event within 10 days after the Borrower knows of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports or informational returns, notices which the Borrower or any ERISA Affiliate files with or receives from the PBGC or the U.S. Department of Labor under ERISA, and any tax returns the Borrower or any ERISA Affiliate file with the Internal Revenue Service related to any Plan; and as soon as possible and in any event within five days after the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event (as to which the thirty day notice requirement to the PBGC has not been waived) or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

          (i) Notice of Material Adverse Effect. As soon as possible and in any event within 10 days after the Borrower knows of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

          (j) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (k) CSO Program Agreements. As soon as available and in any event within 30 days after the execution and delivery thereof, copies of each credit services organization and lender agreement or other similar agreement between the Borrower or any Guarantor and an unaffiliated, third-party lender in connection with any CSO Program and, at the request of the Agent, copies of any other agreements related thereto; and

          (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

     Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate (or partnership, limited liability company or other entity) existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices customary in the industry in which the Borrower and the Subsidiaries are engaged.

     Section 8.3 Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted).

     Section 8.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

     Section 8.5 Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, reasonably satisfactory to the Agent.

     Section 8.6 Inspection Rights; Audits. At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

     Section 8.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 8.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code), the consumer loan provisions of the Texas Finance Code and the provisions of the Brady Law and other laws, rules and regulations related to the regulation of firearms, other than such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

     Section 8.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

     Section 8.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, upon the creation, formation or acquisition of any Significant Subsidiary or a new store by a new Significant Subsidiary or by a Guarantor in a new state, the Borrower shall, within 30 calendar days following the date the Borrower has knowledge that such creation, formation or acquisition, as the case maybe, has been consummated, all in form and substance satisfactory to the Agent:

          (a) provide written notice of such creation, formation or acquisition to the Agent;

          (b) cause each such Significant Subsidiary (other than an Excluded Foreign Subsidiary) to execute and deliver (i) a supplement to the Guaranty, a supplement to the Contribution and Indemnification Agreement,
     (ii) if requested by the Agent or the Required Lenders, a supplement to the Subsidiary Security Agreement, Real Property Security Documents, Uniform Commercial Code financing statements (delivery only), a Waiver for each Leased Location (subject in all respects to a best efforts standard of performance), title insurance commitments, surveys of Real Property, appraisals of Real Property, lender's title insurance policy with any required endorsements, and (iii) a legal opinion of the Borrower's and Guarantors' counsel (which may in the Agent's discretion be a legal opinion of the Borrower's in-house counsel); and

          (c) cause the holder of the equity interest of such Excluded Foreign Subsidiary to execute and deliver amendments and supplements to the Loan Documents and take any other actions as Agent deems advisable or necessary to grant to Agent for the benefit of the Secured Parties (as defined in the Borrower Security Agreement and the Subsidiary Security Agreement), a perfected first priority security interest in such equity interest (provided that in no event shall more than 66% of the total outstanding voting equity interest of any such new Excluded Foreign Subsidiary be required to be so pledged).

If any Subsidiary is created or acquired after the date hereof, the Borrower shall deliver to the Agent (i) an amended Schedule 7.14 to this Agreement to reflect the addition of the new Subsidiary and (ii) if such Subsidiary is a Significant Subsidiary, any other documents which would have otherwise been required to be delivered to the Agent and the Lenders if such Significant Subsidiary had been a Guarantor as of the date hereof.

     Section 8.11 ERISA. With respect to any Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code, the Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder which could reasonably be expected to have a Material Adverse Effect.

     Section 8.12 Landlord's Waivers or Subordinations. At the request of the Agent or the Required Lenders, the Borrower will, and will cause each Subsidiary to, deliver promptly a waiver or subordination of the landlord's lien in the Collateral (a "Waiver") by the landlord of a Leased Location (subject in all respects to a best efforts standard of performance), the Waiver to be in form and substance reasonably satisfactory to the Agent.

                                   ARTICLE IX

                               Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following negative covenants:

     Section 9.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

          (a) Debt to the Lenders and the Issuing Bank pursuant to the Loan Documents;

          (b) Debt listed on Schedule 9.1;

          (c) unsecured Debt owed by a Guarantor to another Guarantor evidenced by a promissory note which is issued to satisfy any applicable state regulatory requirement for the issuance of a license for consumer loan activity, such promissory note being pledged to and held by the Agent as Collateral;

          (d) Guarantee by the Borrower of real estate lease obligations of a Guarantor;

          (e) subordinated Debt which is fully subordinated to the Obligations, on terms specifically including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, the maturity date of such Debt shall be later than the Termination Date, and other terms and conditions and pursuant to documentation, all in form and substance satisfactory to the Agent and the Required Lenders;

          (f) Debt consisting of CSO LCs;

          (g) Guarantees of the Debt permitted in clause (f) above;

          (h) Debt assumed by the Borrower or any Subsidiary in connection with Permitted Acquisitions in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

          (i) purchase money Debt which in each case shall not exceed 100% of the lesser of the total purchase price and the fair market value of such acquired asset as determined at the time of acquisition; and

          (j) Debt (other than Debt described in clauses (a) through and including (i) above) in an aggregate amount not to exceed $2,000,000.00 at any one time outstanding.

     Section 9.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

          (a) Liens disclosed on Schedule 9.2 hereto and Liens in favor of the Agent for the benefit of the Lenders;

          (b) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being diligently contested in good faith and for which adequate reserves have been established;

          (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

          (d) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

          (e) Liens on the Litigation Fund Account in favor of County Bank of Rehoboth Beach, Delaware;

          (f) purchase money Liens securing Permitted Debt described in Section 9.1(i), provided that the Debt secured by any such Lien encumbers only the asset so purchased;

          (g) financing statements filed in connection with operating lease transactions for computers;

          (h) Liens in favor of a landlord of a Leased Location on only the assets of the Borrower or any Subsidiary located at such Lease Location so long as no financing statement will be filed in connection with such Lien unless (i) the collateral description listed on such financing statement is limited to the assets of the Borrower or applicable Subsidiary located at such Leased Location, and (ii) if requested by the Agent or the Required Lenders, the Borrower or applicable Subsidiary has obtained a Waiver for such

     Leased Location from such landlord (subject in all respects to a best efforts standard of performance), such Waiver to be in form and substance satisfactory to the Agent; and

          (i) Liens in favor of former holders of equity interests in a Target on holdback and escrow accounts established by the Borrower pursuant to purchase agreements related to Permitted Acquisitions.

     Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired; provided that in connection with the creation of purchase money Liens permitted hereby, the Borrower or the Subsidiary may agree that it will not permit any other Liens (other than the Liens in favor of the Agent for the benefit of the Lenders) to encumber the assets subject to such purchase money Lien. Further, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiaries' capital stock owned by the Borrower or any Subsidiary of the Borrower; (ii) subject to subordination provisions pay any Debt owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its properties or assets to the Borrower or any other Subsidiary not restricted hereby.

     Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to become a party to a merger or consolidation, or to purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other equity interest of any Person (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, (i) a domestic Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom and its assets are transferred to the Borrower or another domestic Significant Subsidiary; (ii) a foreign Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom; (iii) any Subsidiary may merge with and into the Borrower if the Borrower is the surviving entity and no Default exists or would result therefrom; (iv) any Subsidiary may merge with and into any other domestic Significant Subsidiary if the domestic Significant Subsidiary is the surviving entity, no Default exists or would result therefrom and Section 8.10 is complied with; (v) any foreign Subsidiary may merge with any other foreign Subsidiary if no Default exists or would result therefrom; (vi) the Borrower or a Subsidiary may make investments permitted under Section 9.5 hereof; (vii) the Borrower or a Subsidiary may make Permitted Acquisitions; (vii) any Subsidiary that is not a Significant Subsidiary may merge with and into any other Subsidiary if the other Subsidiary is the surviving entity and no Default exists or would result therefrom; and (viii) the Borrower or any Subsidiary may acquire assets as permitted under Section 9.7.

     Section 9.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock; provided however, the Borrower may declare or pay Permitted Payments.

     Section 9.5 Investments. Other than pawn loans, Pay-Day Advance Loans (and participations therein) and other consumer loans (and participations therein) extended in the ordinary course of business, the Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase to own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of any Person, except:

          (a) investments that are permitted and approved by the Borrower in accordance with the Corporate Investment Policy adopted by the Borrower's board of directors on July 21, 2006 other than any investments in Albemarle & Bond Holdings plc;

          (b) investments in Subsidiaries existing on the date of this Agreement and investments in subsequently created Subsidiaries so long as the Borrower and the Subsidiaries have complied with the terms and conditions of Section 8.10;

          (c) any loans or investments not covered in the previous sections of this Section 9.5 (including any additional investments made after the date hereof in Albemarle & Bond Holdings plc) not to exceed $7,500,000 in the aggregate;

          (d) Permitted Acquisitions;

          (e) any CSO LC Disbursements made by the CSO LC Issuer in connection with the CSO Program; and

          (f) investments in Albemarle & Bond Holdings plc existing on the date of this Agreement.

     Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or any equivalent interest therein),
(b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or any equivalent interest therein), or (c) any option, warrant, or other right to acquire any of its capital stock (or any equivalent interest therein), except issuances by a Subsidiary to the Borrower.

     Section 9.7 Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except, so long as no Default has occurred and is continuing or would result therefrom,
(a) the transfers of assets with a book value not greater than $2,500,000 in the aggregate during the term of this Agreement, (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, (c) transfers of assets to any Obligated Party so long as, if such assets are subject to a Lien in favor of the Agent, then such transferee Obligated Party shall grant promptly first priority perfected Liens in such assets to the Agent, (d) transfers of cash to any Subsidiary so long as such cash is deposited into a deposit account that is subject to a first priority perfected Lien in favor of the Agent, (e) transfers of cash to any other Subsidiary so long as such cash shall be used by the transferee Subsidiary in the ordinary course of business, and (f) transfers by any Subsidiary that is not an Obligated Party of any assets not constituting Collateral (including cash) to another Subsidiary that is not an Obligated Party.

     Section 9.8 Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose (collectively "Dispositions") of any of its assets, or permit any Subsidiary to do so with any of its assets, except:

          (a) Dispositions of Inventory in the ordinary course of business;

          (b) Dispositions of obsolete, worn or used equipment;

          (c) Dispositions in the ordinary course of business of short-term consumer loans and any other rights related to such consumer loans arising under the CSO Program (including reimbursement obligations under CSO LCs) (collectively the "Consumer Obligations") so long as (i) such consumers have defaulted on such loans and (ii) the related CSO LCs have been fully drawn;

          (d) Dispositions to a Guarantor as to which Agent has in its possession an executed Guaranty, Contribution and Indemnification Agreement, Subsidiary Security Agreement and Real Estate Security Documents, if applicable;

          (e) Dispositions of certain store locations (including sales of Real Property and operating business (which may include the sale of Inventory, pawn loans and interests in Pay-Day Advance Loans of the Borrower or any Subsidiary in connection with the sale of such location and sales of the Consumer Obligations described in Section 9.8(c) above in connection with the sale of such location), but excluding liquidating sales of Inventory, pawn loans and interests in Pay-Day Advance Loans and Consumer Obligations made in connection with the CSO Program of the Borrower or any Subsidiary, which do not occur in connection with the sale of any Real Property or operating business) owned by the Borrower or any of its Subsidiaries as of the date hereof so long as the Net Proceeds of such Disposition are promptly paid to the Agent in accordance with Section 4.3; and

          (f) Dispositions to the Borrower or a Subsidiary permitted under
     Section 9.7.

     Section 9.9 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date hereof and similar businesses thereto in connection with the providing of consumer loan products or financial services, directly and indirectly. Without in any way limiting the foregoing, such businesses shall include, but not be limited to, the following: pawn loans, check-cashing, money wires, Pay-Day Advance Loans, other consumer loans, directly (as a lender) and indirectly (as a participant), jewelry and merchandise sales, insurance products and services, credit services, loan broker services and other businesses, services and products incidental to the foregoing.

     Section 9.10 Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

     Section 9.11 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year or make any change in accounting treatment or reporting practices, except as permitted by GAAP and disclosed to the Agent.

     Section 9.12 Prepayment of Debt. The Borrower will not, and will not permit any Subsidiary to, prepay any Debt except (i) the Obligations and (ii) intercompany Debt among Guarantors permitted pursuant to Section 9.1(c).

     Section 9.13 Pay-Day Advance Loans. The Borrower will not, and will not permit any of its Subsidiaries to, purchase participation or other interests in any Pay-Day Advance Loans, or other consumer loans, the applications for which were originated and processed by a Person other than the Borrower or any Subsidiary or a Person acquired by the Borrower or any Subsidiary.

                                   ARTICLE X

                               Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following financial covenants:

     Section 10.1 Consolidated Net Worth. Beginning with the Fiscal Quarter ending December 31, 2005, the Borrower will maintain at all times Consolidated Net Worth in an amount not less than (a) $125,000,000.00, plus (b) an amount equal to 75% of Consolidated Net Income (not less than zero dollars [$0.00]) for all periods subsequent to the Fiscal Quarter ending December 31, 2005, plus (c) an amount equal to 100% of the Net Proceeds of all equity offerings (including conversions of debt securities into common stock) of the Borrower subsequent to December 31, 2005.

     Section 10.2 Senior Leverage Ratio. The Borrower will maintain a Senior Leverage Ratio at the end of each Fiscal Quarter of not greater than 2.00 to 1.00.

     Section 10.3 Total Leverage Ratio. The Borrower will maintain a Total Leverage Ratio at the end of each Fiscal Quarter of not greater than 3.25 to 1.00.

     Section 10.4 Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio at the end of each Fiscal Quarter of not less than
1.25 to 1.00.

                                   ARTICLE XI

                                     Default

     Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) The Borrower shall fail to pay when due the Obligations or any part thereof.

          (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 8.1, Article IX, or
     Article X of this Agreement; or the Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of 15 days.

          (d) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (e) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days.

          (f) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of 45 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its assets or properties.

          (g) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Material Debt (hereinafter defined) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. For purposes of this clause (h), the term "Material Debt" means Debt owed by the Borrower or any Subsidiary the principal amount of which exceeds $250,000.

          (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

          (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
     (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
     Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $250,000.

          (k) Any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act sells or acquires after the date hereof "beneficial ownership" (within the meaning of Section 13(d) of the Exchange
     Act) in excess of 33% of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.

          (l) The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture and the same shall not have been discharged (or provisions shall not be made for such discharge) within 30 days from the date of entry thereof.

          (m) Any Material Adverse Effect shall occur.

     Section 11.2 Remedies.

          (a) Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

               (i) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes, all outstanding Letter of Credit Disbursements, and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (ii) Termination of Revolving Credit Commitments. Terminate the Revolving Credit Commitments and the obligation of the Issuing Bank to issue Letters of Credit without notice to the Borrower.

               (iii) Judgment. Reduce any claim to judgment.

               (iv) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

               (v) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

     Provided, however, that upon the occurrence of an Event of Default under subsection (d) or (e) of Section 11.1, the Revolving Credit Commitments of all of the Lenders and the obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any Obligated Party against any and all of the obligations of the Borrower or such Obligated Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the

     Borrower or such Obligated Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          (c) Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

     Section 11.3 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                  ARTICLE XII

                                    The Agent

     Section 12.1 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Obligated Party shall have rights as a third party beneficiary of any of such provisions.

     Section 12.2 Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

     Section 12.3 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.9 and 11.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower, a Lender or the Issuing Bank.

     The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

     Section 12.4 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 12.5 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Section 12.6 Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 13.1 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

     Section 12.7 Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each

Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     Section 12.8 Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and
(b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (b) the provisions of this clause shall not be construed to apply to
     (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this clause shall apply).

The Borrower and each Obligated Party consent to the foregoing and agree, to the extent each of them may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or any Obligated Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower and each Obligated Party in the amount of such participation.

     Section 12.9 Indemnification. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK FROM AND HOLD THE AGENT AND THE ISSUING BANK HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE REVOLVING CREDIT COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT AND THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT AND THE ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO

LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE REVOLVING CREDIT COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT AND THE ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

     Section 12.10 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting Lender shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts to the Borrower which shall in the aggregate exceed such Lender's Revolving Credit Commitment. No Lender shall be responsible for any act or omission of any other Lender.

     Section 12.11 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Obligated Party, the Agent (irrespective of whether the principal of any Advance or Letter of Credit Liabilities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.9 and 13.1) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.9 and 13.1.

     Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

     Section 12.12 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion:

          (a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Revolving Credit Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.9, if approved, authorized or ratified in writing by the Required Lenders; and

          (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.12.

                                  ARTICLE XIII

                                  Miscellaneous

     Section 13.1 Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), and shall pay all reasonable fees and time charges and disbursements for attorneys who may be employees of the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the Issuing
     Bank), and shall pay all fees and time charges for attorneys who may be employees of the Agent, any Lender or the Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or

     Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Obligated Party arising out of, in connection with, or as a result of
     (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Obligated Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any Obligated Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Obligated Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or
     (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 12.10.

          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

     Section 13.2 Limitation of Liability. None of the Agent, the Issuing Bank, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, including without limitation, any damages suffered or incurred by the Borrower in connection with Swing Loan Advances made by telephonic notice pursuant to
Section 2.7(a) hereto, except for such Person's gross negligence or willful misconduct.

     Section 13.3 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent, the Issuing Bank and the Lenders shall have the right to act exclusively in the interest of the Agent, the Issuing Bank and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

     Section 13.4 No Fiduciary Relationship. The relationship between the Borrower and each of the Agent, the Issuing Bank and the Lenders is solely that of debtor and creditor, and neither the Agent, the Issuing Bank nor any Lender has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any of the Agent, the Issuing Bank and the Lenders to be other than that of debtor and creditor.

     Section 13.5 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent, the Issuing Bank and the Lenders. The Borrower therefore agrees that the Agent, the Issuing Bank and the Lenders, if the Agent, the Issuing Bank or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 13.6 No Waiver; Cumulative Remedies. No failure on the part of the Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 13.7 Successors and Assigns.

          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Obligated Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

               (i) Minimum Amounts.

                    (A) in the case of an assignment of the entire remaining
               amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                    (B) in any case not described in clause (b)(i)(A) of this
               Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,500,000, unless each of the Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

               (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

               (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

                    (A) the consent of the Borrower (such consent not to be
               unreasonably withheld or delayed) shall be required unless (x) a default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                    (B) the consent of the Agent (such consent not to be
               unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

                    (C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

               (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,000, and the assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

               (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

               (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

     Subject to acceptance and recording thereof by the Agent pursuant to clause
     (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.1 and 13.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

          (c) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders, and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: (A) any increase of such Lender's Commitments,
     (B) any reduction of the principal amount of, or interest to be paid on, the Advances and LC Participations of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances or LC Participations of such Lender. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.1 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2(b) as though it were a Lender, provided such Participant agrees to be subject to Sections 4.9(c) and 12.8 as though it were a Lender.

          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.6 and 5.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.6(e) as though it were a Lender.

          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 13.8 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent, the Issuing Bank or any Lender or any closing shall affect the representations and warranties or the right of the Agent, the Issuing Bank or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article V and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Revolving Credit Commitments and the Letters of Credit.

     Section 13.9 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower or any Obligated Party is a party, nor any consent to any departure by the Borrower or any Obligated Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Lenders and the Borrower or the Obligated Party, as applicable, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall: (a) increase the Commitment of any Lender or subject any Lender to any additional obligations without the written consent of such Lender; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or Letter of Credit Disbursements or any fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (d) waive any of the conditions specified in
Article VI without the written consent of each Lender; (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes or Letter of Credit Liabilities or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement without the written consent of each Lender; (f) change any provision contained in this Section 13.10 without the written consent of each Lender; (g) release the Borrower from any of its obligations under this Agreement or the other Loan Documents or, except as provided in Section 12.9, release any Guarantor from its obligations under its Guaranty without the written consent of each Lender; and (h) release any Collateral securing the Guaranty, or the Obligations except in accordance with and as contemplated by the Loan Documents without the written consent of each Lender. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made (i) with respect to Article XII hereof without the prior written consent of the Agent, (ii) with respect to Section 2.7 hereof without the prior written consent of the Swing

Lender, or (iii) with respect to Article III hereof without the prior written consent of the Issuing Bank.

     Section 13.10 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes and the LC Participations; and, if the principal of the Notes and the LC Participations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes and LC Participations so that interest for the entire term does not exceed the Maximum Rate.

     Section 13.11 Notices.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

               (i) if to the Borrower or any Obligated Party, to it at the address specified below the Borrower's name on the signature page hereof;

               (ii) if to the Agent, to it at the address specified below its name on the signature page hereof;

               (iii) if to the Issuing Bank, to it at the address specified below its name on the signature page hereof; and

               (iv) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

          (b) Electronic Communications. (i) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

               (ii) Unless the Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

               (iii) The Borrower agrees that any Agent may make any material delivered by the Borrower to such Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on an electronic delivery system (which may be provided by an Agent, an Affiliate of an Agent, or any Person that is not an Affiliate of an Agent), such as IntraLinks, or a substantially similar electronic system (the "Platform"). The Borrower acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Platform is provided "as is" and "as available" and (C) neither any Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. Each Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or any of its Affiliates in connection with the Platform.

               (iv) Each Lender agrees that notice to it specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (A) to notify, on or before the date such Lender becomes a party to this Agreement, each Agent in writing of such Lender's e-mail address to which a notice may be sent (and from time to time thereafter to ensure that each Agent has on record an effective e-mail address for such Lender) and (B) that any notice may be sent to such e-mail address.

          (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

     Section 13.12 Governing Law; Venue; Service of Process.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

          (b) Submission to Jurisdiction. The Borrower and each Obligated Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Texas sitting in Travis County; and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Obligated Party or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. The Borrower and each Obligated Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

     Section 13.13 Binding Arbitration.

          (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

          (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA");
     (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

          (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in clauses (i), (ii) and (iii) of this Section 13.13(c).

          (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

          (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

          (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

          (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     Section 13.14 Counterparts.

          (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article VI, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

     Section 13.15 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 13.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 13.17 Construction. The Borrower, the Agent, the Issuing Bank and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 13.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 13.19 Treatment of Certain Information; Confidentiality. Each of the Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

     For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 13.20 USA Patriot Act Notice. Each Lender, the Issuing Bank and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.107.56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Issuing Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act.

     Section 13.21 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 13.22 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 13.23 Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OBLIGATED PARTIES' OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES.

                  [Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        EZCORP, INC.


                                        By:
                                            ------------------------------------
                                            Daniel N. Tonissen
                                            Senior Vice President

                                        Address for Notices:

                                        1901 Capital Parkway
                                        Austin, TX 78746
                                        Fax No.: (512) 314-3404
                                        Telephone No.: (512) 314-2289
                                        Email: dtonissen@ezcorp.com
                                        Attention: Daniel N. Tonissen
                                                   Chief Financial Officer

                                        With a courtesy copy to:

                                        Connie Kondik
                                        Vice President & General Counsel
                                        EZCORP, Inc.
                                        1901 Capital Parkway
                                        Austin, TX 78746
                                        Fax No.: (512) 314-3463
                                        Telephone No.: (512) 314-3462
                                        Email: connie_kondik@ezcorp.com

        (Signature Page to Fourth Amended and Restated Credit Agreement)

                                        AGENT, ISSUING BANK AND LENDERS:

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Agent, Issuing Bank and a Lender


                                        By:
                                            ------------------------------------
                                            Vito Carbone
                                            Senior Vice President

                                        Address for Notices:

                                        111 Congress Avenue, Suite 2200
                                        Austin, Texas 78701
                                        Fax No.: (512) 344-7299
                                        Telephone No.: (512) 344-7231
                                        Email: zcarbon@wellsfargo.com
                                        Attention: Vito Carbone

                                        Address for Operational Notices:

                                        Wells Fargo Bank, N.A.
                                        1700 Lincoln, 3rd Floor
                                        MAC # C7300-034
                                        Denver, Colorado 80274
                                        Fax No.: (303) 863-5533
                                        Telephone No.: (303) 863-5415
                                        Email: kevin.j.rapp@wellsfargo.com
                                        Attention: Kevin J. Rapp

                                        with a copy to:

                                        Winstead, Sechrest & Minick P.C.
                                        5400 Renaissance Tower
                                        1201 Elm Street
                                        Dallas, Texas 75270
                                        Fax No.: (214) 745-5390
                                        Telephone No.: (214) 745-5265
                                        Email: rmatthews@winstead.com
                                        Attention: T. Randall Matthews, Esq.

                                        Lending Office for Base Rate Advances
                                        and Eurodollar Advances:

                                        111 Congress Avenue, Suite 2200
                                        Austin, Texas 78701

        (Signature Page to Fourth Amended and Restated Credit Agreement)

                                        GUARANTY BANK,
                                        as a Lender


                                        By:
                                            ------------------------------------
                                            Dan Leonard
                                            Vice President

                                        Address for Notices and Applicable
                                        Lending Office:
                                        301 Congress Avenue, Suite 300
                                        Austin, TX 78701
                                        Fax No.: (512) 320-1041
                                        Telephone No.: (512) 320-1273
                                        Attn: Dan Leonard

                                        Lending Office for Base Rate Advances
                                        and Eurodollar Advances:

                                        8333 Douglas Avenue, 2nd Floor
                                        Dallas, TX 75225
                                        Attn: Loan Support

        (Signature Page to Fourth Amended and Restated Credit Agreement)

                                 SCHEDULE 1.1(a)

                          Revolving Credit Commitments

                Lender:                   Revolving Credit Commitment:
                -------                   ----------------------------
Wells Fargo Bank, National Association           $23,500,000.00
Guaranty Bank                                    $16,500,000.00
                                                 --------------
Total:                                           $40,000,000.00
                                                 ==============